UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2016

CHINA YIDA HOLDING, CO.

(Exact name of registrant as specified in its charter)

Nevada	000-26777	50-0027826
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

28/F Yifa Building, No. 111 Wusi Road Fuzhou, Fujian, P. R. China	350003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +86 (591) 2830 2230

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE

As previously disclosed, on June 28, 2016, China Yida Holding, Co., a Nevada corporation (the “Company”), held a special meeting of stockholders (the “Special Meeting”), at which the Company’s stockholders voted to adopt the previously disclosed Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”) dated April 12, 2016, by and between the Company and China Yida Holding Acquisition Co., a Nevada corporation (“Acquisition”) and approve the merger contemplated thereby (the “Merger”). On July 8, 2016, the Company and Acquisition completed the Merger pursuant to the terms of the Merger Agreement. As a result of the Merger, Acquisition merged with and into the Company, with the Company surviving the Merger (the “Surviving Company”). The Surviving Company is wholly owned by Mr. Minhua Chen, its Chairman, President and Chief Executive Officer and Ms. Yanling Fan, its Chief Operating Officer and Director (together, the “Principal Shareholders”).

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Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 8, 2016, in connection with the Merger, the Company notified NASDAQ Stock Exchange ( “NASDAQ”) of its intent to remove its common stock (the “Common Stock”) from listing on NASDAQ. On July 8, 2016, NASDAQ filed with the Securities and Exchange Commission (the “SEC”) an application on Form 25 to delist and deregister the Common Stock. In addition, the Company intends to file with the SEC a certification and notice of termination on Form 15 with respect to the Common Stock, requesting that the Common Stock be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that the reporting obligations of the Company with respect to the Common Stock under Sections 13(a) and 15(d) of the Exchange Act be suspended.

Item 3.03.	Material Modification to the Rights of Security Holders.

As of the effective time of the Merger, each share of the Company’s Common Stock (other than shares owned by the Principal Shareholders) was converted into the right to receive $3.32 in cash, without interest and subject to any applicable withholding taxes. Certain shareholders beneficially owning an aggregate of 924,515 shares of the Company’s Common Stock gave written notice to the Company, prior to the Special Meeting, of their intent to exercise dissenters’ rights in accordance with the Nevada Revised Statutes (the “NRS”). Shares with respect to which dissenters’ rights have been properly exercised and not withdrawn or lost will be cancelled in consideration for the right to receive the fair value of such dissenting shares in accordance with the NRS.

Item 5.01.	Changes in Control of Registrant.

Pursuant to the terms of the Merger Agreement, the Merger was completed on July 8, 2016 upon the filing of the Articles of Merger with the Secretary of State of the State of Nevada, at which time Acquisition merged with and into the Company, with the Company surviving the Merger and becoming wholly owned by the Principal Shareholders.

The aggregate consideration paid in connection with the Merger was approximately $5,487,920, which consideration was funded by the Principal Shareholder using cash on hand.

The foregoing summary of the Merger is not complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference. A copy of the press release announcing the results of the Special Meeting and the completion of the Merger is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the terms of the Merger Agreement and effective as of the effective time of the Merger, the directors of Acquisition immediately prior to the Effective Time became the directors of the Surviving Company until the earlier of their resignation or removal or until their respective successors are duly elected and qualified. In connection with the Merger, Chunyu Ying, Fucai Huang, and Renjiu Pei resigned as directors of the Company and Mr. Minhua Chen and Ms. Yanling Fan remain as directors of the Company at the effective time of the Merger.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the closing of the Merger, the articles of incorporation and bylaws of the Acquisition, as in effect immediately prior to the effective time of the Merger, became the articles of incorporation and bylaws of the Surviving Company. A copy of the articles of incorporation, as amended by the certificate of amendment to the articles of incorporation, and a copy of bylaws of the Surviving Company are attached hereto as Exhibits 3.1, 3.1.1 and 3.2, respectively, and incorporated herein by reference.

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Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

2.1	Amended and Restated Agreement and Plan of Merger, dated as of April 12, 2016, by and between China Yida Holding, Co. and China Yida Holding Acquisition Co. (Incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K of China Yida Holding, Co. filed on April 13, 2016.)

3.1	Articles of Incorporation of the Surviving Company, effective July 8, 2016.

3.1.1	Certificate of Amendment to the Articles of Incorporation of the Surviving Company, effective July 8, 2016

3.2	Bylaws of the Surviving Company, effective July 8, 2016.

99.1	Press Release announcing the completion of the Merger, dated July 8, 2016.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 8, 2016

CHINA YIDA HOLDING, CO.

By:	/s/ Yongxi Lin
Name:	Yongxi Lin
Title:	Chief Financial Officer

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